EXHIBIT 99.1

Louisiana Bancorp, Inc. Announces Stock Repurchase Program

METAIRIE, La., Dec. 8, 2009 (GLOBE NEWSWIRE) -- Louisiana Bancorp, Inc. (Nasdaq:LABC), the holding company for Bank of New Orleans, announced today that it has completed its previously announced fifth stock repurchase program and that it will initiate a sixth stock repurchase program to acquire up to 5%, or 245,487 shares of its outstanding common stock. These shares may be purchased in the open market or privately negotiated transactions, as and when deemed appropriate by management over the next six months.

This news release contains certain forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words "believe," "expect," "anticipate," "intend," "plan," "estimate" or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could" or "may."

Forward-looking statements, by their nature, are subject to risks and uncertainties. A number of factors -- many of which are beyond our control -- could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Forward-looking statements speak only as of the date they are made. We do not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made or to reflect the occurrence of unanticipated events.

CONTACT: Louisiana Bancorp, Inc.
         Lawrence J. LeBon, III, Chairman, President
          & Chief Executive Officer
         John LeBlanc, SVP & Chief Financial Officer
         (504) 834-1190